Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

[●], 2025

Dawson James Securities, Inc.

101 North Federal Highway, Suite 600

Boca Raton, FL 33432

Ladies and Gentlemen:

This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which Dawson James Securities, Inc. (“Dawson James” or the “Placement Agent”) shall be engaged by FullPAC, Inc., a Nevada corporation (the “Company”), to act as the exclusive Placement Agent in connection with the offering (hereinafter referred to as the “Offering”) of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) directly to various investors (each, an “Investor” and, collectively, the “Investors”). The purchase price to the Investors for each Share is $5.00 (the “Share Offering Price”). The Placement Agent may retain other brokers or dealers to act as sub-agents or selected- dealers on its behalf in connection with the Offering.

1. Agreement to Act as Placement Agent; Closing; Placement Agent Compensation.

1.1 On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Placement Agent, the Placement Agent is appointed as the Company’s exclusive placement agent subject to the terms and conditions contained herein. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and to use its commercially reasonable efforts to assist the Company in finding subscribers of the Shares and to complete the Offering. The Placement Agent has no obligation to purchase any of the Shares. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the date on which all of the Shares have been sold. The Offering will be made on a “reasonable best efforts” basis. The Placement Agent may retain other brokers or dealers to act as sub- placement agents on its behalf in connection with the Offering, with any fees they may be entitled to being paid out of the fee paid to such Placement Agent pursuant to Section 1.5.

1.2 Payment of the aggregate purchase price paid by any and all Investors less the Cash Fee and the other accountable expenses payable in accordance with Section 3.8 of this Agreement (the “Purchase Price”) for, and delivery of, the Shares (each, a “Closing”) shall be made at the offices of Sheppard, Mullin, Richter & Hampton LLP (“Placement Agent Counsel”), 30 Rockefeller Plaza, New York, NY 10112, or at such other place as shall be agreed upon by the Placement Agent and the Company, at such times and on such dates as shall be agreed upon by the Placement Agent and the Company (such time and date of payment and delivery being herein called the “Closing Date”). The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.3 On each Closing Date, the Purchase Price will be released to the Company either (a) by the Placement Agent on behalf of each Investor for the Shares to be issued and sold to such Investor at such Closing, by wire transfer of immediately available funds in accordance with the flow of funds letter regarding the Closing, or (b) by the Investor wiring the Purchase Price to the Company by wire transfer to an account designated in writing by the Company, and (ii) the Company shall cause its transfer agent (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Shares that each Investor is purchasing as set forth in the flow of funds letter regarding the applicable Closing to either (a) the Placement Agent’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (b) directly to the account of each Investor or its respective nominee(s), at the designated account with DTC as provided on the flow of funds letter (if applicable). All actions taken at Closing shall be deemed to have occurred simultaneously on the Closing Date. Any Shares for which payment has not been received by the Company, to the extent they have been delivered to the Placement Agent or any such Investor, shall be returned to the Company.

1.4 No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or issued and sold by the Company, until the appropriate corresponding number of Shares shall have been delivered to the Investors or the Placement Agent against payment therefor. If the Company shall default in its obligations to deliver the Shares to the Investors or the Placement Agent on behalf of such Investors as per such instructions, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

1.5 As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the following:

1.5.1. A cash fee (the “Cash Fee”) equal to 7.0% of the gross proceeds received by the Company in the Offering and any other offering completed during the period beginning on September 18, 2025 and ending nine (9) months from such date (the “Engagement Period”) from any investors that did not previously purchase senior secured notes from the Company or any of its subsidiaries (such senior secured notes financing, the “Seed Financing”), which fees shall be deducted from the Purchase Price payable at each Closing. However, the Placement Agent shall be entitled to receive the Cash Fee for any proceeds received by the Company from the following investors that participated in the Seed Financing, if any participate in the Offering: (i) Special Equities Opportunity Fund, (ii) Iroquois Master Fund Ltd., (iii) Iroquois Capital Investment Group LLC, and (iv) 32E (collectively, the “Excluded Investors”).

1.5.2. A warrant (“Placement Agent’s Warrant”) for the purchase of up to 350,000 shares of Common Stock, representing 3.5% of the Shares purchased in the Offering. The Placement Agent’s Warrant agreement, in the form attached hereto as Exhibit A (the “Placement Agent’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the date hereof and expiring on the five-year anniversary of the date hereof at an initial exercise price per share of Common Stock of $6.25 which is equal to 125% of the Share Offering Price. The Placement Agent’s Warrants shall not be transferable for one hundred eighty (180) days from the date hereof except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110(e)(1). The Placement Agent’s Warrant Agreement and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Placement Agent’s Securities”.

1.6 The Company hereby acknowledges that (i) the Offering, including the determination of the offering price of the Common Stock and any related discounts, commissions and fees, shall be an arm’s- length commercial transaction between the Company and the Investors, (ii) the Placement Agent will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its shareholders, creditors, employees, the Investors, the Other Investors or any other party, (iii) the Placement Agent shall not assume an advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent shall not have any obligation to the Company with respect to the Offering, except as may be set forth expressly herein, (iv) the Placement Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Placement Agent will not provide any legal, accounting, regulatory or tax advice with respect to the Offering, and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

1.7 The Company is and will be solely responsible for the contents of any and all written or oral communications provided to the Investors regarding the Offering or the Shares; and the Company recognizes that the Placement Agent, in acting pursuant to this Agreement, will be using information provided by the Company and its agents and the Placement Agent assumes no responsibility for, and may rely, without independent verification, on the accuracy and completeness of any such information.

1.8 The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Board of Directors of the Company (the “Board”) only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, in any manner without the Placement Agent’s prior written consent.

2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent as of each Closing Date as follows:

2.1 Filing of Offering Statement.

2.1.1 Pursuant to the Securities Act. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A, as amended (File No. 024-12661), and amendments thereto, for the offering under Regulation A, as amended (“Regulation A”), promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares, which offering statement, as so amended, was qualified by the Commission on [●], 2025. Such offering statement, as amended, and including the exhibits thereto, as of the date of this Agreement, is hereinafter called the “Offering Statement”. Any reference in this Agreement to the Offering Statement shall each be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) on or before the date of this Agreement; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Offering Statement shall be deemed to refer to and include the filing of any document under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Offering Statement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Offering Statement. For purposes of this Agreement, “Preliminary Offering Circular” means the preliminary offering circular contained in the Offering Statement at the time of Offering Statement was qualified by the Commission and “Offering Circular” means the final offering circular filed with the Commission pursuant to Rule 253(g) of Regulation A.

2.2 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Offering Circular, any Preliminary Offering Circular or the Offering Statement or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.3 Disclosures in Offering Statement.

2.3.1. Compliance with Securities Act and 10b-5 Representation.

(i) The Offering Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Offering Statement and any post-qualification amendment thereto, at the time the Offering Statement was qualified by the Commission, complied in all material respects with the Securities Act and the Exchange Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.. Each Offering Circular delivered to the Placement Agent for use in connection with this Offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated under the Securities Act.

(ii) The Preliminary Offering Circular and Offering Circular, at the time the Offering Statement was qualified by the Commission and as of each Closing Date, as applicable, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Offering Statement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Offering Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) No post-qualification amendment to the Offering Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period.

(iv) The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Statement, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.3.2. Disclosure of Agreements. The Incorporated Documents described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, conform in all material respects to the descriptions thereof contained or incorporated by reference therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular or to be filed with the Commission as exhibits to the Offering Statement, or to be incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, ordinance, judgment, order or decree of any governmental or regulatory agency, body, authority or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations. Except as disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the Company has no subsidiaries and has no other interest, nominal or beneficial, direct or indirect, in any other corporation, joint venture or other business entity.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular.

2.3.4. Regulations. The disclosures in the Offering Statement, the Preliminary Offering Circular and the Offering Circular concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are accurate, correct and complete in all material respects and no other such regulations are required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular which are not so disclosed.

2.3.5. No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any the Offering Statement, the Preliminary Offering Circular and the Offering Circular and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.4 Changes After Dates in Offering Statement.

2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders’ equity, results of operations, business, assets, properties or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company; and (iv) the Company has not sustained any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity.

2.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, and except as may otherwise be indicated or contemplated herein or disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the Company has not: (i) issued any securities, other than securities issued pursuant to the Company’s existing equity incentive or stock option plans for shares of Common Stock issuable upon the exercise of then outstanding options, restricted stock units or convertible securities, or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.4.3. Disclosure in Commission Filings. Since September 8, 2025, (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such filings with the Commission were subsequently amended; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the Rules and Regulations.

2.5 Independent Accountants. To the knowledge of the Company, M&K CPAs, PLLC (the “Auditor”), whose report is filed with the Commission and included or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular present fairly the information required to be stated therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular under the Securities Act or the Rules and Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, or incorporated or deemed incorporated by reference therein, regarding “non- GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Offering Statement, the Preliminary Offering Circular and the Offering Circular discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business or any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

2.7 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the Company will have on each Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Offering Statement, the Preliminary Offering Circular and the Offering Circular, on the date hereof and on each Closing Date, there was, or will be, no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8 Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission, rights of first refusal, rights of participation or similar rights with respect thereto or put rights, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation or similar rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Offering Statement, the Preliminary Offering Circular and the Offering Circular. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.8.2. Securities Sold Pursuant to this Agreement. The Shares and Placement Agent’s Securities have been duly authorized for issuance and sale and, when issued and paid for pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares and the Placement Agent’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and the Placement Agent’s Securities has been duly and validly taken. The Shares and the Placement Agent’s Securities conform in all material respects to all statements with respect thereto contained in the Offering Statement, the Preliminary Offering Circular and the Offering Circular. All corporate action required to be taken for the authorization, issuance and sale of the Placement Agent’s Warrant Agreement has been duly and validly taken; the Placement Agent’s Securities have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Placement Agent’s Warrant Agreement, such Placement Agent’s Securities will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such Placement Agent’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.9 Registration Rights of Third Parties. Except as set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.10 Validity and Binding Effect of Agreements. This Agreement and the Placement Agent’s Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11 No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Placement Agent’s Warrant Agreement, and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement or restriction of any kind whatsoever upon any portion of any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, lease, loan agreement or any other agreement or instrument, license or permit to which the Company is a party or as to which any property of the Company is a party or any of its assets are bound, except as set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular; (ii) result in any violation of the provisions of the Company’s Articles of Incorporation, as amended (as the same may be amended or restated from time to time, the “Charter”) or the amended and restated by-laws of the Company (as the same may be amended or restated from time to time); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof.

2.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject; except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. The Company is not in violation of any term or provision of its Charter or by-laws, or, in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, order or decree of any Governmental Entity.

2.13 Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. Except as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the Company has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, registrations, orders, licenses, certificates, qualifications, registrations and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, except where such failure to have such consents, authorizations, approvals, registrations, orders, license, certificates, qualifications, registrations and permit would not reasonably be expected to result in a Material Adverse Change.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Placement Agent’s Warrant Agreement, and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, registrations, orders licenses, certificates, qualifications, registrations and permits required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Shares, the Placement Agent’s Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Placement Agent’s Warrant Agreement and as contemplated by the Offering Statement, the Preliminary Offering Circular and the Offering Circular, except with respect to applicable federal and state securities laws and the rules and regulations of the Exchange and Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal stockholders as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, provided to the Placement Agent, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect in any respect.

2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular or in connection with the Company’s listing application for the listing of the Shares on the Nasdaq Capital Market (the “Exchange”) and which is required to be disclosed, except where the failure to do so would not have or reasonably be expected to result in a Material Adverse Change.

2.16 Good Standing. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Nevada as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.17 Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, including, but not limited to, directors and officers insurance coverage at least equal to $5,000,000 and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

2.18 Transactions Affecting Disclosure to FINRA.

2.18.1. Finder’s Fees. Except as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Placement Agent’s compensation, as determined by FINRA.

2.18.2. Payments Within Twelve (12) Months. Except as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date of this Agreement, other than the payment to the Placement Agent as provided hereunder in connection with the Offering.

2.18.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.18.4. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 10% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Offering Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA). The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Placement Agent.

2.19 Foreign Corrupt Practices Act. None of the Company and any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and any of its Subsidiaries or any other person acting on behalf of the Company and any of its Subsidiaries, has, directly or indirectly, (i) given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (a) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Change; (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company; or (d) violated or is in violation of any provision of the Foreign Corrupt Practices Act (the “FCPA”) or any applicable non-U.S. anti-bribery statute or regulation; (ii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) received notice of any investigation, proceeding or inquiry by any Governmental Entity regarding any of the matters in clauses (i) or (ii) above; and the Company has conducted its business in compliance with the FCPA in all material respects, and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to ensure, that the Company will continue to comply in all material respects with the FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

2.20 Compliance with OFAC. None of the Company and any of its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and any of its Subsidiaries or any other person acting on behalf of the Company and any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.21 Forward-Looking Statements. No material forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Statement, the Preliminary Offering Circular or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.22 Money Laundering Laws. To the Company’s knowledge, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.23 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Placement Agent or to Placement Agent Counsel shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

2.24 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular.

2.25 Related Party Transactions. To the Company’s knowledge, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular that have not been described as required.

2.26 No Relationships with Customers and Suppliers. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any of the Company’s affiliates on the other hand, which is required to be described in the Offering Statement, the Preliminary Offering Circular or the Offering Circular or a document incorporated by reference therein and which is not so described.

2.27 No Unconsolidated Entities. Except as disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, there are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Offering Statement, the Preliminary Offering Circular or the Offering Circular or a document incorporated by reference therein which have not been described as required.

2.28 Board of Directors. The Board of Directors of the Company is comprised of the persons disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of any Exchange. Upon the listing of the Company to the Exchange, there shall be at least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.29 Reserved.

2.30 No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.31 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.32 Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement of, license or similar fees for, or conflict with any asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented or disclosed in a patent application has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular and are not described therein. The Offering Statement, the Preliminary Offering Circular and the Offering Circular contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

To the Company’s knowledge, all licenses for the use of the Intellectual Property described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular are in full force and effect in all material respects and are enforceable by the Company and, to the Company’s knowledge, the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and the Company, has no knowledge, that any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

2.33 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Placement Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all United States returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.34 ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.35 Compliance with Laws. The Company: (A) is and at all times has been in compliance with all statutes, rules, regulations, ordinances, judgments, orders and decrees of all Governmental Entities applicable to the Company’s business (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in or have a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, consents, certificates, approvals, clearances, authorizations, permits, orders and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, litigation, proceeding, hearing, enforcement, investigation, inquiry, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, litigation proceeding, hearing, enforcement, investigation, inquiry, arbitration or other action; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, filings, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

2.36 Ineligible Issuer. At the time of filing the Offering Statement and any post-qualification amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.37 Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries , or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

2.38 Real Property. Except as set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, the Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.39 Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular which have not been described or incorporated by reference as required.

2.40 Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Offering Statement, the Preliminary Offering Circular and the Offering Circular.

2.41 Reserved.

2.42 Industry Data. The statistical and market-related data included in each of the Offering Statement, the Preliminary Offering Circular and the Offering Circular are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.43 Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.44 Reserved.

2.45 Minute Books. The minute books of the Company and each Subsidiary have been made available to the Placement Agent and Placement Agent Counsel, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary (or analogous governing bodies and interest holders, as applicable), and since June 1, 2025, through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes. There are no material transactions, agreements, dispositions or other actions of the Company and each Subsidiary that are not properly approved and/or accurately and fairly recorded in the minute books of the Company or its Subsidiary, as applicable.

2.46 Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.47 No Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Placement Agent) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.48 Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non- competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Offering Statement. The Company shall deliver to the Placement Agent, prior to filing, any amendment or supplement to the Offering Statement, the Preliminary Offering Circular and the Offering Circular proposed to be filed after the date hereof and not file any such amendment or supplement to which the Placement Agent shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of the Rules and Regulations, and will notify the Placement Agent promptly, and confirm the notice in writing, (i) when any post-qualification amendment to the Offering Statement or any amendment or supplement to the Preliminary Offering Circular and the Offering Circular shall have been filed and when any post-qualification amendment to the Offering Statement shall become qualified; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Offering Statement or any amendment or supplement to any Preliminary Offering Circular and the Offering Circular or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Offering Statement or any post-qualification amendment thereto or of any order preventing or suspending the use of any Preliminary Offering Circular and the Offering Circular, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Offering Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Shares. Company shall effect all filings required under Rule 253(g) of the Securities Act Regulations, in the manner and within the time period required by Regulation A and shall take such steps as it deems necessary to ascertain promptly whether the form of offering statement transmitted for filing under Rule 253 was received for filing by the Commission and, in the event that it was not, it will promptly file such offering circular. The Company shall use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply with the Securities Act, the Exchange Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Offering Statement, the Preliminary Offering Circular and the Offering Circular. If at any time when an offering circular relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent or for the Company, to (i) amend the Offering Statement in order that the Offering Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Preliminary Offering Circular and the Offering Circular in order that the Preliminary Offering Circular and the Offering Circular, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Offering Statement or amend or supplement the Preliminary Offering Circular and the Offering Circular, as the case may be, in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly (A) give the Placement Agent notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Offering Statement, the Preliminary Offering Circular and the Offering Circular comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Placement Agent with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Placement Agent or counsel for the Placement Agent shall reasonably object. The Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. The Company has given the Placement Agent notice of any filings made pursuant to the Exchange Act or the Rules and Regulations within 48 hours prior to each Closing Date. The Company shall give the Placement Agent notice of its intention to make any such filing until such Closing Date and will furnish the Placement Agent with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Placement Agent or counsel for the Placement Agent shall reasonably object.

3.3 Delivery to the Placement Agent of Offering Statements. The Company has delivered or made available or shall deliver or make available to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Offering Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Placement Agent, without charge, a conformed copy of the Offering Statement as originally filed and each amendment thereto (without exhibits) for the Placement Agent. The copies of the Offering Statement and each amendment thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4 Delivery to the Placement Agent of Offering Circular. The Company has delivered or made available or will deliver or make available to the Placement Agent, without charge, as many copies of each Preliminary Offering Circular as the Placement Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Placement Agent, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Offering Circular (as amended or supplemented) as the Placement Agent may reasonably request. The Offering Circular and any amendments or supplements thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5 Qualification and Events Requiring Notice to the Placement Agent. The Company shall use its best efforts to cause the Offering Statement to remain qualified with a current offering circular until the termination of the Offering, and shall notify the Placement Agent immediately and confirm the notice in writing: (i) of the qualification of the Offering Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Offering Statement or Offering Circular; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Offering Statement, any Preliminary Offering Circular or the Offering Circular untrue or that requires the making of any changes in (a) the Offering Statement in order to make the statements therein not misleading, or (b) in any Preliminary Offering Circular or the Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6 Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information, or, if applicable such other time period as may be required by the Securities and Exchange Commission and applicable federal and state securities laws.

3.7 Reports to the Placement Agent.

3.7.1. Periodic Reports, etc. For a period of two (2) years after the date of this Agreement, the Company shall furnish or make available to the Placement Agent copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Placement Agent: (i) from the date the Company becomes subject to the Exchange Act and Exchange Act Regulations, a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every material press release and every material news item and article with respect to the Company or its affairs which was released by the Company; (iii) five copies of each registration statement filed by the Company under the Securities Act; (v) a copy of each material report or other material communication furnished to stockholders; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Placement Agent may from time to time reasonably request; provided, however, the Placement Agent shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Placement Agent and Placement Agent Counsel in connection with the Placement Agent’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Placement Agent pursuant to this Section 3.7.1.

3.7.2. Transfer Agent; Transfer Sheets. For a period of two (2) years after the date of this Agreement, the Company shall retain a transfer agent, and registrar acceptable to the Placement Agent (the “Transfer Agent”) and shall furnish to the Placement Agent at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Placement Agent may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. The current transfer agent of the Company, Equity Stock Transfer, Inc., is acceptable to the Placement Agent to act as Transfer Agent for the shares of Common Stock.

3.7.3. Trading Reports. If and at such time as the Shares become listed on the Exchange, and from then on, the Company shall provide to the Placement Agent, at the Company’s expense, such reports published by Exchange relating to price trading of the Shares, as the Placement Agent shall reasonably request.

3.8 Payment of Expenses. The Company hereby agrees to pay on each Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to (a) all filing fees and expenses relating to the registration of the Shares with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s common stock on the Exchange or on such other stock exchanges as the Company and Placement Agent together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, which will be Placement Agent Counsel, it being agreed that such fees and expenses will be limited to: (i) the NYSE MKT or Nasdaq Stock Market, the Company will make a payment of $10,000 to such counsel at Closing and (ii) if the Offering is not conducted on a national securities exchange, the Company will make a payment of $25,000 to such counsel at Closing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents and Offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Shares from the Company to the Placement Agent; (h) the fees and expenses of the Company’s accountants; (i) the fees and expenses of the Company’s legal counsel and other agents and representatives; (j) up to $10,000 to cover the Placement Agent’s actual “road show” expenses for an Offering; and (k) in case of the uplisting of the Common Stock to a national securities exchange, up to $100,000 of the Placement Agent’s legal and additional diligence expenses not covered by the provisions and terms of this Section 3.8 herein; provided however, that in the event that the Company elects to terminate its further participation in the Offering and the engagement by the Company of the Placement Agent, upon such termination, the Company will reimburse the Placement Agent for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in this Section 3.8 above and to reimburse the Placement Agent for the full amount of its actual accountable expenses incurred to such date for all such expenses which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A) (which expenses will include, but will not be limited to, all reasonable fees and disbursements of Placement Agent Counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Placement Agent in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to the Placement Agent in reimbursement for such expenses.

3.9 Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Offering Statement, the Preliminary Offering Circular and the Offering Circular.

3.10 Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.11 Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Placement Agent) has taken or shall take directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.12 Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13 Accountants. As of the date of this Agreement, the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least two (2) years after the date of this Agreement. The Placement Agent acknowledges that the Auditor is acceptable to the Placement Agent.

3.14 FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Offering Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.15 No Fiduciary Duties. The Company acknowledges and agrees that the Placement Agent’s responsibility to the Company is solely contractual in nature and that none of the Placement Agent or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.16 Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3.17, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, for a period of ninety (90) days after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

3.17 Lock-Up Agreements. Each of the Company’s directors, officers, certain personnel of the Company (with respect to shares of Common Stock received pursuant to equity incentive plans of the Company only), and any other holder of more than 5% of the outstanding shares of Common Stock as of the qualification date of the Registration Statement on behalf of itself and any successor, agrees that, without the prior written consent of the Placement Agent, that each will not for a period of one hundred eighty (180) days after the initial Closing Date (the “Lock-Up Period”) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (the “Lock-Up Shares”). Notwithstanding the foregoing, until the 2026 midterm elections taking place on November 3, 2026, the holders of the Lock-Up Shares may only offer, sell, contract to sell, hypothecate, pledge, dividend, distribute or otherwise dispose of, directly or indirectly the Lock-Up Shares subject to the restrictions set forth in the lock-up / leak-out agreement, in the form attached hereto as Exhibit B.

3.18 Blue Sky Qualifications. The Company shall use its reasonable best efforts, in cooperation with the Placement Agent, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.19 Reporting Requirements. Following qualification of the Offering Statement, the Company will comply with applicable ongoing reporting requirement under Rule 257 of the Securities Act. During any period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Rules and Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Rules and Regulations.

3.20 Press Release. Prior to the Closing Date and for a period of thirty (30) days after the Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference or engage in any other publicity with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine and customary releases and oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

3.21 Sarbanes Oxley. Upon the listing of the Company to the Exchange, the Company shall at all times comply with all applicable provisions of the Sarbanes Oxley Act in effect from time to time.

3.22 Board Composition and Board Designations. Upon the listing of the Company to the Exchange, the Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

4. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to the Company as of each Closing Date as follows:

4.1.1. Authority. This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

4.1.2. No Conflict. None of the execution or delivery of or performance by the Placement Agent under this Agreement or any other agreement or document entered into by the Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or its limited liability company agreement, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

4.1.3. Compliance with FINRA. The Placement Agent is a member in good standing of FINRA and is registered as a broker-dealer under the Exchange Act, and under the securities acts of each state into which it is making offers or sales of the Shares. The Placement Agent is in compliance with all applicable rules and regulations of the Commission and FINRA, except to the extent that such noncompliance would not have a material adverse effect on the transactions contemplated hereby. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than the Company or its affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Section 4(a)(2) of the Securities Act or knows of any reason why any such exemption would be otherwise unavailable to it.

4.1.4. No Disqualification Event. Neither the Placement Agent nor any of the Placement Agents Related Persons (as defined below) are subject to any Disqualification Event as of the date hereof. The Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to such a Disqualification Event. As used herein, “Placement Agent Related Persons” means any predecessor of the relevant Placement Agent, any affiliated issuer, any director, executive officer, other officer of the Placement Agent participating in the Offering, any general partner or managing member of the Placement Agent, any beneficial owner of 20% or more of the Placement Agent’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Securities Act) connected with the Placement Agent in any capacity. The Placement Agent agrees to promptly notify the Company in writing of (i) any Disqualification Event relating to any Placement Agent Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

4.1.5. FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company, except as set forth in the Offering Statement.

5. Conditions to Closing. The obligations of the Investors to purchase and pay for the Shares, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company and the Placement Agent as of the date hereof and as of each Closing Date (except as otherwise indicated below); (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

5.1 Regulatory Matters.

5.1.1. Commission Actions; Required Filings. On each Closing Date, no stop order suspending the qualification of the Offering Statement or any post-qualification amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Offering Circular or the Offering Circular has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. An Offering Circular shall have been filed with the Commission in the manner and within the time frame required by Rule 253 under the Rules and Regulations or a post-qualification amendment providing such information shall have been filed with, and qualified by, the Commission in accordance with the requirements under the Rules and Regulations.

5.1.2. Exchange Clearance. On each Closing Date other than the initial Closing Date, the Company’s shares of Common Stock shall have been approved for listing on the Exchange, subject only to official notice of issuance.

5.2 Company Counsel Matters.

5.2.1. Closing Date Opinion of U.S. Counsel for the Company. On the initial Closing Date, the Placement Agent shall have received the opinion of Haynes and Boone, LLP, counsel to the Company, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Placement Agent, in a form reasonably acceptable to the Placement Agent.

5.2.2. Reserved.

5.2.3. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Placement Agent) of other counsel reasonably acceptable to the Placement Agent, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Placement Agent Counsel if requested.

5.3 Comfort Letters. On the initial Closing Date, the Placement Agent shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference or deemed incorporated by reference in the Offering Statement, the Preliminary Offering Circular and the Offering Circular, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and to the Auditor, dated as of the date of this Agreement.

5.4 Officers’ Certificates.

5.4.1. Officers’ Certificate. The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Offering Statement, the Preliminary Offering Circular and the Offering Circular and, in their opinion, the Offering Statement, the Preliminary Offering Circular and the Offering Circular, as of the respective dates thereof and each Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the qualification date of the Offering Statement, no event has occurred which should have been set forth in a supplement or amendment to the Offering Statement, the Preliminary Offering Circular or the Offering Circular, (iii) to the best of their knowledge after reasonable investigation, as of the initial Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the initial Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Offering Statement, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular.

5.4.2. Secretary’s Certificate. On the initial Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary of the Company, dated the initial Closing Date, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.5 No Material Changes. Prior to and on each Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change from the latest dates as of which such condition is set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular and no change in the capital stock or debt of the Company; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, properties, assets, prospects or financial condition or income of the Company, except as set forth in the Offering Statement, the Preliminary Offering Circular and the Offering Circular; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; (v) no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and (vi) the Offering Statement, the Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Offering Statement, the Preliminary Offering Circular and the Offering Circular nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6 Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Offering Statement, the Preliminary Offering Circular and the Offering Circular and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

5.7 Delivery of Placement Agent’s Warrant Agreement. On each Closing Date, the Company shall have delivered to the Placement Agent an executed copy of the Placement Agent’s Warrant Agreement.

5.8 Additional Documents. On each Closing Date, Placement Agent Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Placement Agent Counsel to deliver an opinion to the Placement Agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares and the as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent Counsel.

6. Indemnification.

6.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, stockholders, affiliates, counsel, and agents and each person, if any, who controls any such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Offering Statement, the Preliminary Offering Circular and the Offering Circular(as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares and Placement Agent’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agents’ Information or (ii) otherwise arising in connection with or allegedly in connection with the Offering. The Company also agrees that it will reimburse each Placement Agent Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Placement Agent Indemnified Party in investigating, preparing, pursuing or defending any Claim.

6.1.1. Procedure. If any action is brought against an Placement Agent Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 6.1.1, such Placement Agent Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Placement Agent Indemnified Party) and payment of actual expenses if an Placement Agent Indemnified Party requests that the Company do so. Such Placement Agent Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company; provider however, that the Company shall not be obligated to bear the reasonable fees and expenses of more than one firm of attorneys selected by the Placement Agent Indemnified Party (in addition to any local counsel). The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agents, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Placement Agent Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Placement Agent Indemnified Party, acceptable to such Placement Agent Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Placement Agent Indemnified Party.

6.2 Contribution.

6.2.1. Contribution Rights. If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6.1 or 6.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, from the Offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Offering Circular, on the one hand, and the total Cash Fee received by the Placement Agents with respect to the shares of the Common Stock purchased under this Agreement, as set forth in the table on the cover page of the Offering Circular, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 6.2.1 were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6.2.1 shall be deemed to include, for purposes of this Section 6.2.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.2.1 in no event shall an Placement Agent be required to contribute any amount in excess of the amount by which the Cash Fee received by such Placement Agent with respect to the Offering of the Shares exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.2.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its Placement Agent) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its Placement Agent of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.2.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

7. Tail Period Financing. The Placement Agent shall be entitled to fees per Section 1.5 of this Agreement with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had introduced to the Company during the Engagement Period, as well as any investors that participated in an Offering, if such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Letter (as defined below) or the completion of the Offering (the “Tail Period”), provided, however, that the Placement Agent shall not be entitled to fees per Section 1.5 of this Agreement for any Tail Financing with respect to any investors that participated in the Seed Financing, except for the Excluded Investors for which the Placement Agent shall be entitled to fees per Section 1.5 of this Agreement in connection with any Tail Financing. The Placement Agent shall be required to provide the Company with a list of any such investors within ten (10) business days of the beginning of the Tail Period.

8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Placement Agent have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The term of the Placement Agent’s exclusive engagement will be as set forth in the Engagement Letter. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

8.3 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.4 Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Placement Agent or its Affiliates or selling agents, any person controlling the Placement Agent, its officers or directors or any person controlling the Company; or (ii) delivery of and payment for the Shares.

9 Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail transmission and confirmed and shall be deemed given when so delivered and confirmed or if mailed, two (2) days after such mailing.

If to the Placement Agent:

Dawson James Securities, Inc.

101 North Federal Highway, Suite 600

Boca Raton, Florida 33432

Attn: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

Attn: Richard A. Friedman

e-mail: rafriedman@sheppardmullin.com

If to the Company:

FullPAC, Inc.

1206 Laskin Road Suite 201-o

Virginia Beach, Virginia 23451

Attention: General Counsel

Email: legal@gotv.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Rick Werner

Email: rick.werner@haynesboone.com

9.2 Research Analyst Independence. The Company acknowledges that the Placement Agent’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Placement Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 9.2 shall relieve the Placement Agent of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

9.3 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.4 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.5 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the engagement letter, dated September 18, 2025 (“Engagement Letter”), between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Letter and this Agreement, the terms of this Agreement shall prevail.

9.6 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Placement Agent, the Company and the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Placement Agent.

9.7 Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Placement Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.9 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non- compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

FULLPAC, INC.

By:
Name:	Travis Trawick
Title:	Chief Executive Officer

Confirmed as of the date first written above mentioned

DAWSON JAMES SECURITIES, INC.

By:
Name:
Title:

[Signature Page to the Placement Agency Agreement]

EXHIBIT A

Form of Placement Agent’s Warrant Agreement

[●]

A-1

EXHIBIT B

Form of Lock-Up / Leak-Out Agreement

THIS LOCK-UP/LEAK OUT AGREEMENT (“Agreement”) is made and entered into this [__] day of November, 2025 (the “Effective Date”), by and between FullPAC, Inc., a Nevada corporation (the “Company”) and the signatory hereto (“Holder”).

RECITALS

WHEREAS, the Company has engaged Dawson James Securities, Inc. to act as exclusive placement agent (the “Placement Agent”) in connection with the proposed public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Holder is the beneficial owner of securities of the Company (“Current Securities”) and may hereafter be the beneficial owner of other shares of Common Stock, preferred stock or options, warrants or other rights to purchase or convert into shares of Common Stock or any other security of the Company (such Current Securities and subsequently owned securities referred to collectively as the “Lock-Up Shares”);

WHEREAS, to induce the Placement Agent to continue its efforts in connection with the Offering, the Holder has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Lock-Up Shares, all on the terms set forth below.

NOW THEREFORE, for consideration received, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The Holder hereby represents and warrants to the Company that the Holder is the beneficial owner of the securities indicated on the signature page hereto and that, except as set forth on the signature page hereto, the Holder is not in any way acting in concert with or a group with any other holder of securities of the Company for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. The Holder hereby agrees that it shall not during the period commencing on the qualification date of the offering circular on Form 1-A (as amended, the “Offering Circular”) relating to the Offering and ending 180 days following the initial closing date of the Offering (the “Lock-Up Period”), (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Lock-Up Shares owned, either of record or beneficially (as defined in the Exchange Act), by the Holder on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

3. Notwithstanding the foregoing, until the 2026 Midterm Elections taking place on November 3, 2026, the Holder may only offer, sell, contract to sell, hypothecate, pledge, dividend, distribute or otherwise dispose of, directly or indirectly the Lock-Up Shares subject to the following restrictions:

i.	If the price per share of Common Stock equals $6.01, but is less than $10.01, the maximum aggregate number of Lock-Up Shares the Holder may dispose of shall not exceed one percent (1%) of the total weekly trading volume of the Company’s Common Stock;

ii.	If the price per share of Common Stock equals $10.01, but is less than $15.01, the maximum aggregate number of Lock-Up Shares the Holder may dispose of shall not exceed two percent (2%) of the total weekly trading volume of the Company’s Common Stock;

iii.	If the price per share of Common Stock equals $15.01, but is less than $20.01, the maximum aggregate number of Lock-Up Shares the Holder may dispose shall not exceed three percent (3%) of the total weekly trading volume of the Company’s Common Stock;

B-1

iv.	If the price per share of Common Stock equals $20.01, but is less than $25.01, the maximum aggregate number of Lock-Up Shares the Holder may dispose of shall not exceed four percent (4%) of the total weekly trading volume of the Company’s Common Stock; and

v.	If the price per share of Common Stock equals or exceeds $25.01, the Holder may transfer the Lock-Up Shares without any restriction.

4. The foregoing lock-up restrictions shall not apply to:

i.	(a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of Common Stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement; (b) transfers of shares of Common Stock or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the Holder to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

ii.	transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock pursuant to an order of a court or regulatory agency;

iii.	transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder and dispositions from any grantor retained annuity trust established for the direct benefit of the Holder or a member of the immediate family of the Holder, or by will or intestacy;

iv.	transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock that occur by operation of law, including any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

v.	any distributions or transfers without consideration of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the Holder, or to any partnership, corporation or limited liability company controlled by the Holder; or

vi.	the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period.

provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iii) or (v), each donee, distributee or transferee shall sign and deliver a lock-up letter agreement substantially in the form of this Agreement and (b) in the case of any transaction pursuant to clause (iii), (v) or (vi), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A)) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the Holder agrees that, without the Placement Agent’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

5. The Holder agrees that, prior to engaging in any transaction or taking any other action that is restricted by the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

B-2

6. The Holder has not entered into any agreements with any other shareholders of the Company, nor will the Holder enter into any agreement with any other shareholder of the Company to dispose the Lock-Up Shares except as permitted pursuant to this Agreement. Any attempted sale, transfer or other disposition of the Lock-Up Shares in violation of this Agreement shall be null and void.

7. The Company may (i) instruct its transfer agent not to transfer the Lock-Up Shares, (ii) provide a copy of this Agreement to the Company’s transfer agent for the purpose of instructing the Company’s transfer agent to place a legend on the certificate(s) evidencing the Lock-Up Shares and disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of such securities is subject to the terms of this Agreement, and (iii) issue stop-transfer instructions to its transfer agent for the term of the Lock-Up Period for such securities.

8. If the Holder is an officer or director of the Company, (i) the Placement Agent agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Shares, the Placement Agent will notify the Company of the impending release or waiver, and (ii) the Company will announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

9. This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Placement Agent, on the one hand, or the Company, on the other hand, advising the other in writing, that they have determined not to proceed with the Offering, (2) the withdrawal of the Offering Circular filed with the Securities and Exchange Commission with respect to the Offering, or (3) if the Offering does not close by December 31, 2025.

10. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement. The Holder hereby waives any applicable notice requirement concerning the Company’s intention to file the Offering Circular and sell shares of Common Stock thereunder.

11. The Holder understands that the Company and the Placement Agent are relying upon this Agreement in proceeding toward consummation of the Offering. The Holder further understands that this Agreement is irrevocable and shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries.

12. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other party.

13. The Holder acknowledges that whether or not the Offering actually occurs depends on a number of factors, including, but not limited to, market conditions, and that there is no assurance that the Offering will be consummated.

14. Any waiver of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by the Placement Agent, the Company and the Holder, and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

15. Any breach of this Agreement will cause the Placement Agent and Company irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this Agreement by the Holder, the Holder hereby agrees that the Placement Agent and the Company shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. The Holder also agrees that the Placement Agent and the Company shall be entitled to pursue any other remedies for such a breach or threatened breach, including a claim for money damages.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

17. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

18. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document.

B-3

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned parties have duly executed and delivered this Agreement as of the day and year first above written.

HOLDER:	FULLPAC, INC.

By:	By:
Name:	Name:
Title:	Title:

Class of Securities Beneficially Owned:

Number of Shares of Such Class Beneficially Owned:

B-4